SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary information statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14c-5(d)(2))
|_|   Definitive information statement

                                  EPIGEN, INC.
                      ------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

                                  EPIGEN, INC.
                              INFORMATION STATEMENT

                               GENERAL INFORMATION

General
-------

      Epigen, Inc., a Delaware corporation (the "Company") is providing this Information Statement (this "Information Statement"), which is being mailed or furnished on or about [November __, 2002] to the holders of the Company's common stock, par value $.01 per share (the "Common Stock") and the holders Series A preferred stock, par value $.01 per share (the "Series A Preferred"), as notification that on November 7, 2002 the holder of a majority of votes represented by the issued and outstanding shares of Common Stock and Series A Preferred, voting together as a single class (the "Majority Stockholder"), by means of a written consent in lieu of a special meeting of the stockholders (the "Written Consent"), voted in favor of amending the Company's certificate of incorporation to change the name of the Company from Epigen, Inc. to Egenix, Inc. (the "Charter Amendment").



      THIS IS AN INFORMATION STATEMENT AND NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Company's Common Stock and Series A Preferred entitled to vote or give an authorization or consent in regard to the actions authorized by the Written Consent, of the actions to be taken pursuant to the Written Consent. In addition, this Information Statement will serve as notice to the stockholders pursuant to
Section 228 of the Delaware General Company Law (the "DGCL") of the approval of the Charter Amendment by less than unanimous written consent of the stockholders.

      Action by Written Consent
      -------------------------

      Pursuant to Section 228 of the DGCL, any action that may be taken at a meeting of the stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action or actions so taken, is signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the Company. The Charter Amendment requires a vote of a majority of the votes entitled to be cast by holders of the issued and outstanding shares of the Common Stock and Series A Preferred, voting together as a single class.

Record Date
-----------

      The Board of Directors fixed November 7, 2002 (the "Record Date") as the record date for determining the stockholders entitled to vote and receive notice of the Charter Amendment. Only stockholders of record of the Company at the close of business on the Record Date are entitled to receive this Information Statement.

Date, Time and Place Information
--------------------------------

      The Written Consent was executed by the Majority Stockholder and delivered by the Majority Stockholder to the Company's principal executive offices at 69 North Tower Hill Road, P.O. Box L, Millbrook, NY 12545 on November 7, 2002.

Effectiveness of Charter Amendment
----------------------------------

      In accordance with the regulations promulgated under the Exchange Act, the authorization of the Charter Amendment may not become effective until 20 calendar days after the Company has mailed this Information Statement to its stockholders. Prior to the expiration of this 20-day period, the Company intends to file an Amended Certificate of Incorporation (the "Amended Charter"), a copy of which is annexed hereto as Exhibit A, with the Secretary of State of the State of Delaware (the "Secretary of State"), which shall become effective and effectuate the Charter Amendment at the expiration of the 20-day period (the "Effective Date").

Voting Securities
-----------------

      COMMON STOCK. On the Record Date, there were 1,405,807 shares of the Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on the matters put to a vote of the Company's stockholders.

      SERIES A PREFERRED. On the Record Date, there were 184,332 shares of the Series A Preferred issued and outstanding. Prior to the Charter Amendment each share of Series A Preferred entitles its holder to a vote equivalent to thirty
(30) shares of Common Stock on all matters put to a vote of the Company's stockholders, voting together with the holders of Common Stock as a single class.

      The Company's stockholders entitled to vote were calculated, as of the Record Date, in order to determine the Majority Stockholder. On the Record Date, the Majority Stockholder owned or had the right to vote directly or indirectly 257,668 shares of Common Stock and 168,717 shares of Series A Preferred (equal to the right to vote 5,319,178 shares of Common Stock), constituting approximately 76.75% of the votes entitled to be cast in votes of the Company's stockholders. All of the shares owed by the Majority Stockholder consented to the Charter Amendment.

Security Ownership of Certain Beneficial Holders and Management

      The following table provides certain information, as of the Record Date, as to the beneficial ownership of the Common Stock and Series A Preferred of the Company for (i) each director and nominee, (ii) each Named Executive Officer (as defined in the "Executive Compensation" section of the Company Form 10-KSB filed with the Securities and Exchange Commission (the "Commission")), (iii) the directors and Named Executive Officers of the Company as a group (based upon information furnished by such persons) and (iv) any person owning more than 5% of the Common Stock or Series A Preferred.


                                                    Common Stock                              Series A Preferred
                                                    ------------                              ------------------

                                   Numbers of Shares                               Number of Shares
Name and Address                   Beneficially Owned (1)   Percent of Class (2)  Beneficially Owned (1)  Percent of Class (2)
----------------                   ---------------------    -------------------   ---------------------   -------------------

Donald C. Fresne (6)
P.O. Box L                                805,297                  43.47%               257,599                 94.29
69 North Tower Hill Road
Millbrook, NY 12545

L. Courtney Schroder (7)
25 Blackburn Road                          24,229                   1.72%                     0                    *
Manhasset, NY 11030

Richard E. Kent (8)
49 Bourne Point Road                       75,658                   5.23%                10,615                  3.88
Wareham, MA 02571

W. James Tozer, Jr.. (9)
Vectra Management Group
65 East 55th Street                       242,231                  16.44%                 5,000                  1.83
9th Floor
New York, NY 10022

Lionel Goldfrank, III (10)
1120 Fifth Avenue                         432,043                  27.85%                     0                    *
New York, NY 10128


                                      -4-



                                                    Common Stock                              Series A Preferred
                                                    ------------                              ------------------

                                   Numbers of Shares                               Number of Shares
Name and Address                   Beneficially Owned (1)   Percent of Class (2)  Beneficially Owned (1)  Percent of Class (2)
----------------                   ---------------------    -------------------   ---------------------   -------------------

David C. Clapp (11)
160 East 72nd Street                      200,885                  14.01%                     0                    *
New York, NY 10021

Richard D. Field (12)
49 Locust Avenue,
Suite 104                                  82,790                   5.86%                     0                    *
New Canaan, CT 06840

Christy Parsons
7 East 81st Street                         75,384                   5.38%                     0                    *
New York, NY 10028

Jedd F. Levine, M.D
84 Prospect St                                  0                      0                      0                    *
Litchfield, CT 06759

Paul N. Schnipelsky,
Ph.D. (13)
253 Edgerton Street                         8,020                      *                      0                    *
Rochester, NY 14607

John L. Daiss, Ph.D. (13)
299 Mulberry Street                         4,020                      *                      0                    *
Rochester, NY 14620

All Directors and Executive
Officers as a group (6 persons)           917,224                  50.43%               268,214                 98.17%


* Indicates beneficial ownership of less than one (1%) percent

(1) A person is deemed to be the beneficial owner of securities that such person can acquire upon the exercise of options and warrants and conversion of convertible securities as of and within the 60 days following the Record Date. Each beneficial owner's percentage of ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable as of and within 60 days following the date of this table have been exercised and converted. For purposes of the footnotes that follow, "currently exercisable" means options, warrants and convertible securities that are exercisable or convertible as of and within 60 days following the date of this table. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2) Based upon 1,405,807 shares of Common Stock issued and outstanding as of the Record Date. Does not include Common Stock issuable upon the automatic conversion of certain bridge notes issued by the Company. The effective date for such conversion was August 31, 2002. However, because the final conversion price per share of such Common Stock is dependent upon future events, the final numbers of shares so issuable cannot be determined as of the date of this Information Statement.

(3) Based upon 184,332 shares of Series A Preferred issued and outstanding as of the Record Date.

(4) Based upon 37,500 shares of Series B Preferred Stock of the Company ("Series B Preferred") issued by the Company. Pursuant to the terms of the Series B Preferred Stock, the holders of such stock are required to convert such stock into a package of securities of the Company upon completion by the Company of one or more financings aggregating $2,000,000. The Company completed a series of bridge financings aggregating $2,000,000 in [October], 2002. However, because the securities issued in such financings are likewise convertible into other securities of the Company and the definitive amounts of such securities have not been determined as of the date of this Information Statement, the final number and type of securities into which the Series B Preferred Stock is convertible cannot be determined as of the date of this Information Statement.

(5) Represents the total voting power based upon 1,405,807 shares of Common Stock and 184,332 shares of Series A Preferred.

(6) Included in the shares reported by Mr. Fresne are (i) 1,703 shares of Common Stock owned by Biotag, Inc., the former general partner of the COD Associates, L.P., the predecessor to the Company, which is wholly-owned by Mr. Fresne, (ii) 32,561 shares of Common Stock issuable upon exercise of currently exercisable warrants, (iii) 337,434 shares of Common Stock underlying 168,717 shares of Series A Preferred Stock presently owned by Mr. Fresne and (iv) 76,716 shares of Common Stock underlying 38,358 shares of Series A Preferred Stock issuable upon conversion of certain debts owed by the Company to Mr. Fresne at the rate of $1.00 of debt per share of Series A Preferred Stock. In the event Mr. Fresne were to convert all of such accrued amount, he would receive 38,358 shares of Series A Preferred, which shares are convertible into 76,716 shares of Common Stock. Pursuant to an Amended and Restated Employment Agreement dated as of November 1, 1999, between Mr. Fresne and the Company, the Company has agreed to issue to Mr. Fresne additional shares of Common Stock for no further consideration in the event the Company issues equity securities for cash or upon conversion of debt owed by the Company or for services or for any other consideration such that the number of shares owned by Mr. Fresne, beneficially or of record, shall, on a fully diluted basis, equal to 33-1/3% of the issued and outstanding shares of the Common Stock.

(7) Included in the shares reported by Mr. Schroder are 2,500 shares of Common Stock issuable upon exercise of currently exercisable options.

(8) Included in the shares reported by Mr. Kent are 19,017 shares of Common Stock issuable upon the exercise of currently exercisable options and 21,230 shares of Common Stock underlying 10,615 shares of Series A Preferred.

(9) Included in the shares held by Mr. Tozer are (i) 50,000 shares of Common Stock shares issuable upon the exercise of currently exercisable warrants,
      (ii) 10,000 shares of Common Stock issuable upon conversion of 5,000 shares of Series A Preferred and (iii) 7,500 shares of Common Stock issuable upon conversion of 7,500 shares of the Series B Preferred. See
      Note 4 for an explanation of the conversion of the Series B Preferred Stock. Pursuant to an agreement dated as of May 4, 1999, the Company and Mr. Tozer agreed that in exchange for his capital contributions to that date, to the extent that capital contributions by third parties subsequent thereto and prior to the date the Company enters into a strategic partnership with a major pharmaceutical firm reduce Mr. Tozer's holdings of Common Stock to less than 10% on a fully diluted basis, the Company shall issue to Mr. Tozer, for no additional consideration, that number of shares of Common Stock necessary to bring his aggregate percentage interest in the Common Stock on a fully diluted basis to 10%. In addition, to the extent a strategic partner of the Company purchases shares of Common Stock at a price of less than $200,000 per 1% of the Company's issued and outstanding Common Stock, Mr. Tozer shall be entitled to receive, for no additional consideration, the number of shares of Common Stock necessary to bring his aggregate percentage interest in Common Stock on a fully diluted basis to 10%.

(10) Included in the shares held by Mr. Goldfrank are (i) 129,643 shares of Common Stock issuable upon the exercise of currently exercisable warrants,
      (ii) 7,500 shares of Common Stock issuable upon conversion of 7,500 shares of the Series B Preferred. These numbers do not include securities issuable to Mr. Goldfrank upon conversion of an aggregate $450,000 principal amount of the Company's convertible promissory notes and attached warrants. The number of shares of Common Stock into which all such warrants and shares of Series B Preferred are convertible is subject to adjustment based on the closing price of the sale of the Company's securities in the event of a successful closing of an equity financing. See Note 4 for an explanation of the conversion of the Series B Preferred Stock.

(11) Included in the shares held by Mr. Clapp are (i) 15,684 shares of Common Stock held by a family limited partnership of which Mr. Clapp is a principal, (ii) 7,500 shares of Common Stock issuable upon conversion of 7,500 shares of the Series B Preferred, (iii) an aggregate of 11,818 shares of Common Stock issuable upon the exercise of currently exercisable warrants and (iv) 16,000 shares of Common Stock presently owned by Mr. Fresne and subject to a call option in favor of Mr. Clapp through December 28, 2002 at a price of $26.60 per share. See Note 4 for an explanation of the conversion of the Series B Preferred Stock.

(12) Included in the shares held by Mr. Field are 10,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants.

(13) Consists of options to purchase Common Stock granted pursuant to such person's Employment Agreement with the Company dated as of May 9, 2001.


                                   ACTION ONE
                           NAME CHANGE OF THE COMPANY

      The Company's Board of Directors unanimously and the Majority Stockholder have approved an amendment of the Company's Charter to change the name of the Company from Epigen, Inc. to Egenix, Inc.

      Twenty calendar days after the Company has mailed this Information Statement to its stockholders, the Restated Charter including the change of the name will be effective.

      Principal Effect of the Name Change
      -----------------------------------

To change the name of the Company.

      Reasons for the Name Change
      ---------------------------

The name Epigen is very similar to certain other pharmaceutical trademarks and the Company desires to avoid the confusion and potential liability that might arise because of that similarity.

                                      By Order of the Board of Directors


                                      By: /s/ Donald C. Fresne
                                         ----------------------------------
                                      By:    Donald C. Fresne
                                      Title: Chief Executive Officer and
                                             Chairman of the Board of Directors

Dated: November __, 2002

                                    Exhibit A

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  EPIGEN, Inc.

                         (Pursuant to Section 242 of the
                             General Corporation Law
                            of the State of Delaware)


            The Epigen, Inc. corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by amending the first sentence under "DOES HEREBY CERTIFY" in the Preamble to the Certificate of Incorporation to read as follows:

                  "FIRST: The name of the corporation is EGENIX, INC. and that this corporation was originally incorporated pursuant to the DGCL on April 24, 1991 under the name "Epigen, Inc."

         2. The Amended and Restated Certificate of Incorporation of the Corporation is further amended by deleting the text of existing Article I and replacing it in its entirety with the following amendment:

                                   "ARTICLE I

     The name of the Corporation is Egenix, Inc. (referred to herein as the
                                "Corporation")."

         3. Said Amendments herein were duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware

         4. This Certificate of Amendment shall become effective at the close of business on December 13, 2002.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this 7th day of November, 2002.



                                          EPIGEN, INC.



                                          By: /s/ Donald C. Fresne
                                             ----------------------------------
                                          By:    Donald C. Fresne
                                          Title: Chairman and Chief Executive
                                                 Officer